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                                                                    EXHIBIT 99.2

                                   EXHIBIT II

       Exhibit I to Schedule 13G Under the Securities Exchange Act of 1934


     Pursuant to Rule 13d - 1 (f)(1), I affirm that I am individually eligible to use Schedule 13G and agree that this Schedule is filed on my behalf.


                                                          /s/ SUSAN E. HELD
                                                       ------------------------
                                                              Susan E. Held